                                                                     EXHIBIT 4.2


                               WARRANT AGREEMENT


     THIS WARRANT AGREEMENT ("Agreement") is made and entered into as of the ____ day of _______________________1998, by and between U.S. Remodelers, Inc., a
Delaware corporation (the "Company"), and ____________________________, as warrant agent (the "Warrant Agent").

     WHEREAS, the Company proposes to offer and sell a maximum of 1,610,000 Units (the "Units")(which includes 210,000 Units pursuant to the Underwriter's over-allotment option), each Unit comprised of one share of common stock, par value $.01 per share (the "Common Stock") and one redeemable common stock purchase warrant (the "Warrant"), at a purchase price of $5.125 per Unit, or $5.00 per share of Common Stock and $.125 per Warrant pursuant to a Registration Statement on Form SB-2 (the "Prospectus"), File Number ____________, filed with the Securities and Exchange Commission; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, registration of transfer, exchange and exercise of the Warrants;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     1.   Appointment of Warrant Agent.  The Company hereby appoints the Warrant
          ----------------------------
Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

     2.   Form of Warrant.  The text and the terms of the Warrant, and the form
          ---------------
of election to purchase shares of Common Stock appearing on the reverse side thereof shall be substantially as set forth in Exhibit A, attached hereto and
                                               ---------
made a part hereof. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman, Vice Chairman of the Company or President or Chief Executive Officer and by the manual or facsimile signature of the secretary or assistant secretary of the Company under its corporate seal, affixed or in facsimile.

     The Warrants shall be dated by the Warrant Agent as of the initial date of issuance thereof, and upon transfer or exchange, the Warrant shall be dated as of such subsequent issuance date.

     The Warrants shall expire at 5:00 p.m. (New York time) on ___________, 2003. If such date shall, in the State of New York, be a holiday or a day in which banks are authorized to close, then the Warrants shall expire the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

NO. W _____________                               VOID AFTER _____________, 2003

                                                              _________ WARRANTS


                   REDEEMABLE COMMON STOCK PURCHASE WARRANT
               CERTIFICATE TO PURCHASE ONE SHARE OF COMMON STOCK

                             U.S. REMODELERS, INC.



                                                              CUSIP ___________

     THIS CERTIFIES THAT, FOR VALUE RECEIVED the holder hereof or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.01 per share, of U.S. Remodelers, Inc., a Delaware corporation (the "Company"), at any time between ______________________, 1998 (the "Initial Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Election to Purchase on the reverse hereof duly executed, at the corporate office of ______________________________, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.25 subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated
___________________, 1998, by and between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on _______________________, 2003. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate of Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at the redemption price of $.05 per Warrant, on not less than 30 nor more than 60 days written notice ("Notice of Redemption") if the closing price for the Common Stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days prior to the date notice of redemption is mailed equals or exceeds $8.75 per share (175% of the initial offering price to the public) subject to adjustment under certain circumstances and provided there is then a current registration statement under the Securities Act of 1933, as amended, with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.05 per Warrant upon surrender of this Warrant Certificate.

     Under certain circumstances, the Representatives (as that term is defined in the Warrant Agreement) or their designees collectively shall be entitled upon the exercise or redemption of the Warrants to receive a fee equal to 5% of the gross proceeds received by the Company from the exercise of the Warrants and 5% of the aggregate redemption for the Warrants represented hereby.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: _______________, 1998

                                    U.S. REMODELERS, INC.



                                    By:________________________________
                                    Name:______________________________
                                    Title______________________________



                                    By:________________________________
                                    Name:______________________________
                                    Title______________________________


COUNTERSIGNED:

***
as Warrant Agent



By:_________________________
Name:_______________________
Title:______________________

                             ELECTION TO PURCHASE
                             --------------------

                 (To be signed only upon exercise of Warrant)


TO:  U.S. Remodelers, Inc.
     1341 West Mockingbird Lane, Suite 900E
     Dallas, Texas 75247

     The undersigned, the Holder of Warrant Certificate Number ____ (the "Warrant"), representing ______________ Warrants of U.S. Remodelers, Inc. (the "Company"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, _____________ shares of Common Stock of the Company, and herewith makes payment of $____________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to, _____________________________________________________________
whose address is ________________________________________________________, all
in accordance with the Warrant Agreement and the Warrant Certificate.

Dated:____________________________



                                    ______________________________________
                                    (Signature must conform in all
                                    respects to name of Holder as
                                    specified on the face of the
                                    Warrant Certificate)




                                    ______________________________________


                                    ______________________________________
                                    (Address)

                             (FORM OF ASSIGNMENT)

               (To be exercised by the registered holder if such
             holder desires to transfer the Warrant Certificate.)


FOR VALUE RECEIVED______________________________________________________________
hereby sells, assigns and transfers unto

                    (Print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
________________________________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, and full power of substitution.


Dated:                                  Signature:



_______________________                 ______________________________________
                                        (Signature must conform in all
                                        respects to name of holder as
                                        specified on the fact of the
                                        Warrant Certificate)



                                        ______________________________________
                                        (Insert Social Security or
                                        Other Identifying Number of
                                        Assignee)